Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel to design and manufacture custom data center and client CPUs with NVIDIA NVLink; NVIDIA to invest $5 billion in Intel common stock
SANTA CLARA, Calif., Sept. 18, 2025 (GLOBE NEWSWIRE) -- NVIDIA (NASDAQ: NVDA) and Intel Corporation (NASDAQ: INTC) today announced a collaboration to jointly develop multiple generations of custom data center and PC products that accelerate applications and workloads across hyperscale, enterprise and consumer markets.
The companies will focus on seamlessly connecting NVIDIA and Intel architectures using NVIDIA NVLink — integrating the strengths of NVIDIA’s AI and accelerated computing with Intel’s leading CPU technologies and x86 ecosystem to deliver cutting-edge solutions for customers.
For data centers, Intel will build NVIDIA-custom x86 CPUs that NVIDIA will integrate into its AI infrastructure platforms and offer to the market.
For personal computing, Intel will build and offer to the market x86 system-on-chips (SOCs) that integrate NVIDIA RTX GPU chiplets. These new x86 RTX SOCs will power a wide range of PCs that demand integration of world-class CPUs and GPUs.
NVIDIA will invest $5 billion in Intel’s common stock at a purchase price of $23.28 per share. The investment is subject to customary closing conditions, including required regulatory approvals.
“AI is powering a new industrial revolution and reinventing every layer of the computing stack — from silicon to systems to software. At the heart of this reinvention is NVIDIA’s CUDA architecture,” said NVIDIA founder and CEO Jensen Huang. “This historic collaboration tightly couples NVIDIA’s AI and accelerated computing stack with Intel’s CPUs and the vast x86 ecosystem — a fusion of two world-class platforms. Together, we will expand our ecosystems and lay the foundation for the next era of computing.”
“Intel’s x86 architecture has been foundational to modern computing for decades — and we are innovating across our portfolio to enable the workloads of the future,” said Lip-Bu Tan, CEO of Intel. “Intel’s leading data center and client computing platforms, combined with our process technology, manufacturing and advanced packaging capabilities, will complement NVIDIA’s AI and accelerated computing leadership to enable new breakthroughs for the industry. We appreciate the confidence Jensen and the NVIDIA team have placed in us with their investment and look forward to the work ahead as we innovate for customers and grow our business.”
Press Conference: The CEOs of NVIDIA and Intel will conduct a webcast press conference at 10 a.m. Pacific time (1 p.m. Eastern time) today to discuss the announcement. The webcast will be available for the public to listen in here: https://events.q4inc.com/attendee/108505485

About NVIDIA
NVIDIA (NASDAQ: NVDA) is the world leader in AI and accelerated computing.
Press Contact: Ken Brown, NVIDIA PR, press@nvidia.com
NVIDIA forward-looking statements:Certain statements in this press release including, but not limited to, statements as to: AI powering a new industrial revolution and reinventing every layer of the computing stack — from silicon to systems to software; together, NVIDIA and Intel expanding their ecosystems and lay the foundation for the next era of computing; the benefits, impact, performance, and availability of NVIDIA’s products, services, and technologies; expectations with respect to NVIDIA’s third party arrangements, including with its collaborators and partners; expectations with respect to technology developments; and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections based on management’s beliefs and assumptions and on information currently available to management and are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic and political conditions; NVIDIA’s reliance on third parties to manufacture, assemble, package and test NVIDIA’s products; the impact of technological development and competition; development of new products and technologies or enhancements to NVIDIA’s existing product and technologies; market acceptance of NVIDIA’s products or NVIDIA’s partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of NVIDIA’s products or technologies when integrated into systems; and changes in applicable laws and regulations, as well as other factors detailed from time to time in the most recent reports NVIDIA files with the Securities and Exchange Commission, or SEC, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
About Intel
Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.
Press Contact: Cory Pforzheimer, Intel Corporate and Product Communications, cory.pforzheimer@intel.com
Intel forward-looking statements:This press release contains certain forward-looking statements related to the collaboration agreement between NVIDIA and Intel, the benefits expected from such agreement, and the anticipated equity investment by NVIDIA in Intel common stock. Words such as “expect,” “plan,” “intend” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements are based on the parties’ expectations as of the date they were first made and involve risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, among others, the risk that the anticipated benefits of the collaboration agreement may not materialize, uncertainties as to the timing and success of any products that may be developed through the collaboration, uncertainties as to the timing of the closing of the equity investment, the potential failure to satisfy the conditions to the closing of the equity investment, including the expiration or termination of any applicable waiting periods, and the receipt of any required approvals, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other risks detailed in Intel’s filings with the SEC . Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in the documents Intel files from time to time with the SEC that disclose risks and uncertainties that may affect its business. Intel does not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.